Exhibit 32.1

SECTION 906 CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, Ford Tamer, the chief executive officer of Inphi Corporation (the “Company”), certify for the purposes of section 1350 of chapter 63 of title 18 of the United States Code that, to my knowledge:

1.	The Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2013 fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act, and

2.	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 8, 2013

/s/ Ford Tamer
Ford Tamer President and Chief Executive Officer (Principal Executive Officer)